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                                                                     EXHIBIT 5


                     [PORTER & HEDGES, L.L.P. LETTERHEAD]







                               September 20, 1996




Veritas DGC Inc.
3701 Kirby Drive, Suite 112
Houston, Texas 77098

      Re:  Opinion as to legality of __% Senior Notes due October 1,
           2003

Gentlemen:

     We have examined the Certificate of Incorporation, the bylaws, and the corporate proceedings of Veritas DGC Inc., a Delaware corporation (the "Company"), and the proceedings before the Securities and Exchange Commission relating to the registration under the Securities Act of 1933 of $75,000,000 aggregate principal amount of __% Senior Notes due October 1, 2003 (the "Notes"), to be issued pursuant to an Indenture dated as of October 1, 2003, between the Company and Fleet National Bank, as Trustee (the "Indenture"); and the qualification of the Indenture under the Trust Indenture Act of 1939, on behalf of the Company, for the purpose of sale to the underwriter for offering to the public, and have made such other examinations as we deem necessary in the premises; and from such examinations we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Indenture has been duly authorized by all necessary corporate action, and upon execution and delivery, it will constitute a legal, valid, and binding instrument enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other laws relating to or affecting enforcement of creditors' rights generally, and except that remedies of specific performance and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court.

     3. The issuance and sale of the Notes of the Company have been duly authorized by all necessary corporate action, and when authenticated, and delivered to and paid for by the underwriters, will be legal, valid, and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with its and their terms, except as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors'


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Veritas DGC Inc.
September 20, 1996
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rights generally, and except that remedies of specific performance and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included as a part of the Registration Statement.

                                             Very truly yours,



                                             PORTER & HEDGES, L.L.P.